Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V82001-TBD For Against Abstain ! ! ! ! ! ! SM ENERGY COMPANY SM ENERGY COMPANY 1700 LINCOLN STREET, SUITE 3200 DENVER, COLORADO 80203 1. To approve the issuance of shares of SM Energy common stock to stockholders of Civitas Resources, Inc. in the first merger contemplated by the Agreement and Plan of Merger, dated as of November 2, 2025, by and among SM Energy, Civitas, and Cars Merger Sub, Inc. The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement): Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To approve an amendment of SM Energy's restated certificate of incorporation to increase the number of authorized shares of SM Energy common stock from 200 million to 400 million. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time on January 26, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SM2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time on January 26, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V82002-TBD Continued and to be signed on reverse side SM Energy Company Special Meeting of Stockholders January 27, 2026, at 10:00 A.M. Mountain Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints A. Wade Pursell, James B. Lebeck, and Andrew T. Fiske, and each of them with the power to act without the other, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of SM Energy common stock that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held virtually at 10:00 A.M., Mountain Time, on January 27, 2026, and any adjournment or postponement thereof. This proxy, when properly executed and delivered, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.